Electronic Articles of Incorporation
for
P08000017773
FILED
February 18, 2008
Sec. Of State
jshivers

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is: NARAYAN CAPITAL CORP.

Article II
The principal place of business address:

9116 BYRON AVENUE SURFSIDE, FL. US 33154

The mailing address of the corporation is:

9116 BYRON AVENUE SURFSIDE, FL. US 33154

Article III
The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is: 100000000

Article V
The name and Florida street address of the registered agent is:

COLLEEN FOYO
9116 BYRON AVENUE

SURFSIDE, FL.   33154
I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:   COLLEEN FOYO

Article VI
The name and address of the incorporator is:

MICHAEL H HOFFMAN ESQ 854 NE 78TH STREET

BOCA RATON, FL 33487-1752

P08000017773
FILED
February 18, 2008
Sec. Of State
jshivers

Incorporator Signature:   MICHAEL H HOFFMAN

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title:   P, D
COLLEEN FOYO
9116 BYRON AVENUE
SURFSIDE, FL.   33154 US